UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Senior Convertible Bridge Note Financing

On January 11, 2018 (the “Subscription Date”), pursuant to a securities purchase agreement (“SPA”) entered into by Helios and Matheson Analytics Inc. (the “Company”) and an institutional investor (the “Buyer”), the Company agreed to sell and issue senior convertible notes in the aggregate principal amount of $60,000,000 (each, a “Note” and collectively, the “Notes”), consisting of (i) a Series A-1 Senior Bridge Subordinated Convertible Note in the aggregate principal amount of $25,000,000 (the “Series A-1 Note”) and (ii) a Series B-1 Senior Secured Bridge Convertible Note in the aggregate principal amount of $35,000,000 (the “Series B-1 Note”) for consideration consisting of (i) a cash payment in the aggregate amount of $25,000,000 (the “Cash Amount”), and (ii) a secured promissory note payable by the Buyer to the Company (the “Investor Note”) in the aggregate principal amount of $35,000,000 (the “Financing”). The date on which the Notes will be issued is referred to in this Current Report on Form 8-K (this “Current Report”) as the “Closing Date.”

Unless earlier converted or redeemed, the Notes will mature on the second anniversary of the Closing Date. The Company is required to redeem the Notes (i) at the option of the Buyer from and after June 7, 2018; (ii) at the option of the Buyer if the Company completes a subsequent public or private offering of debt or equity securities, including equity-linked securities (subject to certain excluded issuances); (iii) upon the occurrence of an Event of Default, including a Bankruptcy Event of Default (each, as defined in the Notes); or (iv) in the event of a Change of Control (as defined in the Notes). With the exception of a redemption required by an Event of Default, which may be paid with cash or shares of the Company’s common stock at the election of the Buyer, the Company will be required to redeem the Notes with cash. The Notes and the shares of common stock into which the Notes may be converted (collectively, the “Conversion Shares”) are sometimes referred to in this report as the “Securities.” All amounts outstanding under the Notes will be secured by the Investor Note and all proceeds therefrom. The Notes will not be secured by, and the Investors will not have a lien on, any assets of the Company other than the Investor Note.

As a condition to closing the Financing, MoviePass Inc. (“MoviePass”) will be obligated to guaranty the obligations arising under the Notes in accordance with the terms of a Guaranty (the “MoviePass Guaranty”).

The Company is permitted to use the net proceeds from the sale of the Notes (i) subject to the Company obtaining approval by the Company’s stockholders of the issuance of the Securities, to the extent required by Nasdaq Listing Rule 5635, to increase the Company’s ownership interests or other rights and interests in MoviePass; (ii) to satisfy certain indebtedness; and (iii) for general corporate purposes and transaction expenses. The Company may also use the proceeds to make other acquisitions, although a specific acquisition target has not yet been identified.

In accordance with terms of the SPA, the Company is obligated to convene a special meeting of its stockholders on or prior to April 15, 2018, for the purpose of approving the issuance of all Securities that may be issued in connection with the Financing.

The Notes

Series A-1 Note

At the Closing, the Series A-1 Note will be issued to the Buyer upon the delivery of the $25 million upfront payment from the Buyer. The aggregate principal amount of the Series A-1 Note is $25,000,000 which will bear interest at a rate of 10% per annum.

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Series B-1 Note

At the Closing, the Series B-1 Note will be issued to the Buyer in consideration of the Investor Note. The aggregate principal amount of the Series B-1 Note is $25,000,000. Upon issuance, the Series B-1 Note will initially consist entirely of “Restricted Principal” which is defined as that portion of the principal amount of a Series B-1 Note that equals the outstanding principal amount of a corresponding Investor Note. The principal amount of the Investor Note is subject to reduction through prepayments by the applicable Buyer of the Investor Note given by the Buyer to the Company or, upon maturity or redemption of the Series B-1 Note, by netting the amount owed by the Buyer under such Investor Note against a corresponding amount of principal to be canceled under the Buyer’s Series B-1 Note. Each prepayment under the Investor Note will convert a corresponding amount of Restricted Principal under the Series B-1 Note into “Unrestricted Principal” that may be converted into common stock.

The Series B-1 Note will bear interest at a rate of (i) 5.25% per annum with respect to any Restricted Principal, and (ii) 10% per annum with respect to any Unrestricted Principal

Payment of Interest

Interest on the Notes will be capitalized on each quarterly interest payment date starting April 1, 2018 by adding the interest to the then outstanding principal amount of the Notes. Interest may also be paid by inclusion in the Outstanding Amount, which is defined in the Notes as the principal amount to be converted or redeemed, accrued and unpaid interest with respect to such principal amount, accrued and unpaid late charges, if any, and the “Make-Whole Amount.” The “Make-Whole Amount” is defined as the amount of any interest that, but for a conversion or redemption, would have accrued with respect to the Outstanding Amount of principal being redeemed or converted under the Series A-1 Note and Unrestricted Principal under the Series B-1 Note, for the period from the applicable date of conversion or redemption date through the maturity date of the Notes. No Make-Whole Amount will be payable under the Series B-1 Note with respect to any portion of Restricted Principal after the cancellation of such Restricted Principal pursuant to netting under the Series B-1 Note, the Investor Note or the Master Netting Agreement (as defined below), as applicable. In the event of an event of default interest under the Notes may be increased to 15% during the first 30 days following the occurrence and continuance of an event of default and to 18% thereafter (the “Default Rate”).

Conversion of the Notes

The Buyer may elect, at any time after the Company obtains approval by its stockholders of the issuance of the Company’s securities pursuant to the November Notes (as defined below), to convert the Notes into shares of the Company’s common stock at the Conversion Price, subject to certain beneficial ownership limitations described below. The “Conversion Price” is $11.44 per share (subject to anti-dilution adjustment as described in the Notes).

Beneficial Ownership Limitations on Conversion and Issuance

The Notes may not be converted and shares of the Company’s common stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the Buyer together with its affiliates would beneficially own in excess of 4.99% or 9.99%, as elected by the Buyer, of the Company’s outstanding shares of common stock. At the Buyer’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 4.99% or 9.99%, as elected by the Buyer, except that any raise will only be effective upon 61-days’ prior notice to the Company.

Redemption of the Notes

Provided there has been no Equity Conditions Failure (as defined in the Notes) and, as to the Series A-1 Note, no senior secured convertible notes issued by the Company on August 16, 2017 (the “August Notes”) or senior convertible bridge notes issued by the Company on November 7, 2018 (the “November Notes”) remain outstanding, and as to the Series B-1 Note, no August Notes, November Notes, Series A-1 Note or Series B-1 Note with any Unrestricted Principal remain outstanding, the Company will have the right to redeem all, but not less than all, of the Outstanding Amount remaining unpaid under the Notes. The portion of the Notes subject to redemption can be redeemed by the Company in cash at a price equal to 115% of the amount being redeemed. Under the Series B-1 Note, the Company may reduce, on a dollar for dollar basis, the Restricted Principal by the surrender for cancellation of such portion of the corresponding Investor Note equal to the amount of Restricted Principal included in the redemption.

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The Buyer has the right to require the Company to redeem the Notes (i) at the option of the Buyer from and after June 7, 2018; (ii) if the Company completes a Subsequent Placement, as defined in the SPA; (iii) upon the occurrence of an Event of Default, including a Bankruptcy Event of Default (as defined in the Notes); or (iv) in the event of a Change of Control. With the exception of a redemption required by an Event of Default, which may be paid with cash or shares of the Company’s common stock at the election of the Buyer, the Company will be required to redeem the Notes with cash.

Events of Default

The Notes contain customary events of default including but not limited to: (i) a suspension from trading or a failure to maintain the listing of the Company’s common stock for a period of 5 trading days; (ii) after a conversion by the Buyer, the failure by the Company to deliver the common stock for a period of 5 trading days; (iii) the failure to reserve a number of shares of the Company’s common stock to permit a Buyer to fully convert the principal, interest, late charges, if any, and Make-Whole Amounts under the Notes; (iv) the failure by the Company or any subsidiary to make payments when due under the Notes; (v) upon a conversion by the Buyer, the failure by the Company to remove a restrictive legend from shares of the Company’s common stock if permitted by the applicable securities laws; (vi) breaches of covenants; (vii) bankruptcy or insolvency; (viii) the failure to pay indebtedness when due; and (ix) the failure of the grant of the security interest in the Investor Note to create a first priority lien against the Investor Note.

As indicated above, following an event of default, the Buyer may require the Company to redeem all or any portion of the Notes. The redemption amount may be paid in cash or with shares of the Company’s common stock, at the election of the Buyer, at a price equal to the Event of Default Redemption Price (as defined in the Notes).

The Company must immediately redeem the Notes in cash upon the occurrence of a Bankruptcy Event of Default (as defined in the Notes).

The Event of Default Redemption Price will be computed as a price equal to the greater of (i) 125% of the Outstanding Amount to be redeemed and (ii) the product of (X) the Outstanding Amount to be redeemed divided by the Conversion Price multiplied by (Y) the product of (1) 125% multiplied by (2) the greatest closing sale price of the Company’s common stock on any trading day during the period commencing on the date preceding such event of default and ending on the date the Company makes the entire payment required to be made under the Notes.

In addition, following an event of default, the Buyer will have the right to convert the Notes at the “Alternate Conversion Event of Default Price” which means, with respect to each such conversion, that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the date of the conversion, and (ii) the greater of (A) the Default Floor Price (which means (i) at any time prior prior to the Stockholder Approval Date, the Floor Price (initially, $11.44) or (ii) at any time on or after the Stockholder Approval Date, $1.83 (or such lower price as mutually determined by the Company and the Buyer in writing, subject to the prior consent of the Nasdaq Stock Market, and (B) 75% of the lowest volume weighted average price of the Company’s common stock for each of the 30 consecutive trading days ending and including the trading day of delivery or deemed delivery of the applicable notice of conversion.

Fundamental Transactions

The Notes will prohibit the Company from entering into specified transactions involving a change of control unless the successor entity, which must be a publicly traded corporation whose common stock is quoted on or listed for trading on an eligible market, assumes in writing all of the Company’s obligations under the Notes.

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Rights Upon Issuance of Other Securities

After May 6, 2018, if and whenever the Company issues or sells, or is deemed to have issued or sold, any shares of common stock (including options and convertible securities but excluding any Excluded Securities, as defined in the SPA) for a consideration per share less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (the “New Issuance Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.

Note Purchase Agreement

The Investor Note will be issued as payment in full for the Series B-1 Note pursuant to the terms and conditions of a note purchase agreement entered into by the Company and the Buyer (collectively, the “Note Purchase Agreement”).

Investor Note

The Investor Note will be payable in full on the forty-second anniversary of the Closing Date, although the Buyer may prepay the Investor Note in whole or in part, without premium or penalty, at any time. The Investor Note accrues interest at an annual rate of 0.61%. The Buyer’s obligation to pay the Company the principal amount of the Investor Note is to be secured with cash, cash equivalents, any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country having a value equal to the principal amount of the Investor Note. The Investor Note is also subject to mandatory prepayment, in whole or in part, at any time (i) if the Company receives a conversion notice from the Buyer in which all or any part of the principal of the Series B-1 Note to be converted includes any Restricted Principal and (ii) the Buyer receives a confirmation from the Company’s transfer agent that it has been irrevocably instructed by the Company to deliver to the Buyer the shares of the Company’s common stock to be issued pursuant to the conversion notice.

The Investor Note also contains certain optional “netting” rights of the Buyer which, if exercised, would reduce the amount outstanding under the Notes and the Investor Note by the same amount and, accordingly, the cash proceeds received by the Company from the Buyer pursuant to the Financing. These netting rights include (i) the right of the Buyer, on or after January 30, 2018, with respect to any portion of principal under the Investor Note, if an Equity Conditions Failure exists, to net against any obligations of the Company remaining under the Series B-1 Note an equal amount of the obligations of the Buyer remaining under the Buyer’s Investor Note; (ii) the right of the Buyer, on the maturity date of the Series B-1 Note, to net against any obligations remaining under the Series B-1 Note an equal amount of the obligations remaining under the Investor Note; (iii) the right of the Buyer to net against any obligations remaining under the Series B-1 Note an equal amount of the obligations remaining under the Investor Note if an Event of Default occurs and is not cured; (iv) the right of the Buyer to net against the unpaid principal amount of the Series B-1 Note an equal amount of the unpaid principal of the Investor Note upon a Bankruptcy Event of Default; and (v) an automatic netting of obligations under the Series B-1 Note equal to 75% of the Restricted Principal in exchange for the cancellation of the principal amount of the Investor Note outstanding on the date of a transfer by the Company of the Investor Note to any person without the consent of the Buyer.

Master Netting Agreement

The Company and the Buyers will enter into a master netting agreement (the “Master Netting Agreement”) for the purpose of clarifying for each party its right to net obligations that may arise under the Note Purchase Agreement, the Investor Note, the Series B-1 Note and the SPA (collectively, the “Underlying Agreements”) upon the occurrence of certain events, including as described above.

MoviePass Guaranty

As noted above, as a condition to closing the Financing, MoviePass will be obligated to provide a Guaranty to the Buyer pursuant to which it will (i) guarantee the punctual payment of all obligations under the Notes, including all interest, make-whole and other amounts that accrue after the commencement of any insolvency proceeding of the Company, whether or not the payment of such obligations are enforceable or allowable in the insolvency proceeding, and all fees, interest, premiums, penalties, causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Financing documents, and (ii) agree to pay any and all costs and expenses (including counsel fees and expenses) incurred by the Buyer in enforcing any rights under the MoviePass Guaranty or any other Financing document.

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Voting and Lockup Agreements

As a condition to closing the Financing, Theodore Farnsworth, the Chief Executive Officer and Chairman of the Board of the Company, and Helios and Matheson Information Technology Ltd. (“HMIT”), of which Muralikrishna Gadiyaram, a director of the Company, is the chief executive officer, and its wholly-owned subsidiary, Helios & Matheson Inc. (collectively, the “Principal Stockholders”), who collectively own approximately 17% of the Company’s issued and outstanding common stock as of the Closing Date, will execute voting and lockup agreements with the Company (each a “Voting and Lockup Agreement” and collectively, the “Voting and Lockup Agreements”). Pursuant to the Voting and Lockup Agreements, the Principal Stockholders agree to vote in favor of or consent to the Company’s issuance of the Securities at any meeting of stockholders or written consent of stockholders for such purpose. The Voting and Lockup Agreements also require that, for a period beginning on the Closing Date and ending on the initial date when all of the principal outstanding under the Notes issued to the Buyers consists of Restricted Principal thereunder, the Principal Stockholders will not (i) dispose of or agree to dispose of, directly or indirectly, any securities of the Company (except that shares underlying equity awards granted to Mr. Farnsworth may be sold between April 1 to April 15 of any given year, not to exceed a total of 262,500 shares, in connection with the full or partial payment of applicable taxes or tax withholding obligations arising from the issuance of an award of common stock or options to purchase common stock granted to Mr. Farnsworth pursuant to an Approved Stock Plan, as defined in the SPA), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company owned directly by the Principal Stockholders (including holding as a custodian) or (iii) permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, or limitation on the Principal Stockholders’ voting rights, charge or other encumbrance of any nature with respect to the Principal Stockholders’ securities in the Company or (iv) engage in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Principal Stockholders’ securities in the Company or (v) directly or indirectly initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

The above discussion does not purport to be a complete description of the SPA, the Series A-1 Note, the Series B-1 Note, the Note Purchase Agreement, the Investor Note, or the Master Netting Agreement, the Guaranty and the Voting and Lockup Agreements described in this Current Report on Form 8-K (this “Current Report”) and it is qualified in its entirety by reference to the full text of such documents, which are attached as exhibits to this Current Report and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

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Financing Fees

Canaccord Genuity, Inc. (“Canaccord”) was the placement agent for the Financing and (1) with respect to the initial $25 million raised in connection with the sale of the Notes will be entitled to a cash fee equal to 4% of gross proceeds and (2) with such additional amounts received in excess of $25 million following each prepayment of the Investor Note, 4% on such amount of aggregate gross proceeds received by the Company.

Palladium Capital Advisors, LLC will receive a tail payment pursuant to its engagement agreement, dated August 2016, as amended, on the investment made by the Buyer equal to (1) four percent (4%) of the gross cash proceeds actually received by the Company pursuant to the Notes, as and when received; plus (2) a warrant (the “Warrants”) to purchase eight percent (8%) of the number of shares of Common Stock (the “Warrant Shares”) into which the Series A-1 Note is initially convertible at the Conversion Price in effect as of the Subscription Date and eight percent (8%) of the number of shares of Common Stock into which any Unrestricted Principal of the Series B-1 Note purchased by the Buyer is initially convertible at the Conversion Price in effect as of the Subscription Date, at an exercise price equal to the Conversion Price of the Notes in effect as of the Subscription Date, without regard to any adjustment of the Conversion Price resulting from the anti-dilution provision of the Notes, other than proportionate adjustments to the Conversion Price resulting from stock splits or combinations or similar proportionately applied changes to the Company’s outstanding common stock.

The above discussion does not purport to be a complete description of the Warrants described in this Current Report and it is qualified in its entirety by reference to the full text of such document, which is attached as an exhibit to this Current Report and is incorporated herein by reference.

The Securities, the Warrants and the Warrant Shares are being offered and sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D thereunder. The Buyer represented to the Company that the Buyer is an “accredited investor” as defined in Regulation D of the Securities Act and that the Notes and the Conversion Shares are being acquired solely for the Buyer’s own account and for investment purposes and not with a view to the future sale or distribution of any such securities by the Buyer. Appropriate legends will be affixed to the Notes, the Conversion Shares, the Warrants and the Warrant Shares upon issuance.

Press Release Regarding Financing

On November 6, 2017, the Company issued plans to issue a press release regarding the Financing. The press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1*	Form of Notes to be issued by the Company.
4.2*	Form of Investor Note to be issued by the Buyer.
10.1*	Form of Securities Purchase Agreement.
10.2*	Form of Note Purchase Agreement.
10.3*	Form of Master Netting Agreement.
10.4*	Form of Guaranty.
10.5*	Form of Voting and Lockup Agreement for Theodore Farnsworth.
10.6*	Form of Voting and Lockup Agreement for HMIT.
10.7	Form of Warrants (incorporated by reference to Exhibit 4.2 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on November 13, 2017).
99.1*	Press Release

* Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Dated: January 11, 2018	By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1*	Form of Notes to be issued by the Company.
4.2*	Form of Investor Note to be issued by the Buyers.
10.1*	Form of Securities Purchase Agreement, by and among the Company and the Buyers.
10.2*	Form of Note Purchase Agreement.
10.3*	Form of Master Netting Agreement.
10.4*	Form of Guaranty.
10.5*	Form of Voting and Lockup Agreement for Theodore Farnsworth.
10.6*	Form of Voting and Lockup Agreement for HMIT.
10.7	Form of Warrants (incorporated by reference to Exhibit 4.2 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on October 5, 2017).
99.1*	Press Release

* Filed herewith.

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